SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                ______________________


                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


     Date of Report (date of earliest event reported):  June 20, 1996
                                                        -------------



                             Cover-All Technologies Inc.
     --------------------------------------------------------------------------
                (Exact name or registrant as specified in its charter)



               Delaware                  0-13124            13-2698053
     -----------------------------     -----------     ------------------
     (State or other jurisdiction of   (Commission      (IRS Employer
     incorporation or organization)    File Number)     Identification No.)


            18-01 Pollitt Drive, Fair Lawn, New Jersey        07410
     --------------------------------------------------     ------------
             (Address of principal executive offices)       (Zip Code)



     Registrant's telephone number, including area code:   (201) 794-4800
                                                          ----------------



                           Warner Insurance Services, Inc.
     ---------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

     Item 5.   Other Events.
     -------   ------------

               On June 20, 1996, Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.), a Delaware corporation (the "Company"), held its Annual Meeting of Stockholders (the "Annual Meeting") at the Stony Hill Inn in Hackensack, New Jersey. The holders of record of 15,011,082 shares of common stock, par value $.01 per share ("Common Stock"), of the Company were present in person or represented by proxy at the Annual Meeting, representing approximately 95% of the shares of Common Stock entitled to vote. The record date (the "Record Date") fixed by the Board of Directors of the Company (the "Board of Directors") was May 2, 1996.

               Three proposals were voted on at the Annual Meeting. The first proposal was for the election of two of the seven directors of the Board of Directors. The nominees were Alfred J. Moccia and Mark D. Johnston, each of whom were elected by approximately 95% and 96%, respectively, of the total votes cast.

               The second proposal voted on at the Annual Meeting was to amend the Certificate of Incorporation of the Company (the "Certificate of Incorporation") to change the name of the Company from Warner Insurance Services, Inc. to Cover-All Technologies Inc. The proposal was approved by approximately 94% of the shares of Common Stock outstanding as of the Record Date and a Certificate of Amendment to the Certificate of Incorporation of the Company (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on June 21, 1996 to effectuate such name change. As a result of the name change, the Company's symbol on the Nasdaq SmallCap Market has been changed to COVR, effective July 1, 1996.

               The third proposal voted on at the Annual Meeting was to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000. The proposal was approved by approximately 90% of the outstanding shares of Common Stock outstanding as of the Record Date and a Certificate of Amendment was filed with the Secretary of State of the State of Delaware on June 21, 1996 to effectuate such increase.

               At the Organizational Board Meeting immediately following the Annual Meeting, the Board of Directors, among other things, elected the following individuals to the followings offices: Alfred J. Moccia, the President and Chief Executive Officer of the Company since July 1995, to the office of Chairman and Chief Executive Officer; Peter C. Lynch, the President and Chief Operating Officer of COVER-ALL Systems, Inc., the Company's wholly-owned subsidiary, to the office of President and Chief Operating Officer; Raul F. Calvo to the office of Vice President; Theodore
     I. Botter to the offices of Secretary and General Counsel, effective through July 31, 1996; Leonard Gubar, a director of the Company, to the office of Secretary, effective as of August 1, 1996; and Susan Southgate to the office of Assistant Vice President and Assistant Secretary.

     Item 7.   Financial Statements and Exhibits.
     -------   ---------------------------------

          The following exhibits are filed as a part of this report.

          (c)  Exhibits:

          99.1      Press Release of Cover-All Technologies Inc., dated June 25,
                    1996

          99.2      Press Release of Cover-All Technologies Inc., dated June 27,
                    1996

                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   COVER-ALL TECHNOLOGIES INC.



     Dated:  June 28, 1996         By:  /s/ Alfred J. Moccia
                                       ----------------------------------------
                                        Name:     Alfred J. Moccia
                                        Title:    Chairman and Chief
                                                    Executive Officer

                                    EXHIBIT INDEX

     Exhibit   Description
     -------   -----------

     99.1 Press Release of Cover-All Technologies Inc., dated June 25, 1996

     99.2 Press Release of Cover-All Technologies Inc., dated June 27, 1996